EXHIBIT 99.1


XL CAPITAL

                                                  XL Capital Ltd
                                                  XL House
                                                  One Bermudiana Road
                                                  P. O. Box HM 2245
                                                  Hamilton HM JX
                                                  Bermuda

                                                  Phone: (441) 292-8515
                                                  Fax:     (441) 292-5280
NEWS RELEASE


Contact:   Gavin R. Arton                         Roger R. Scotton
           Investor Relations                     Media Contact
           (441) 294-7104                         (441) 294-7165


               XL CAPITAL LTD REPORTS SECOND QUARTER 2003 RESULTS

          Record Net Income $347.7 million, or $2.51 per ordinary share

HAMILTON, BERMUDA, July 31, 2003 -- XL Capital Ltd ("XL" or the "Company") (NYSE: XL) today reported net income available to ordinary shareholders for the quarter ended June 30, 2003 of $347.7 million, or $2.51 per ordinary share, compared with a net loss of $91.7 million, or $0.68 per ordinary share, in the second quarter of 2002. `Net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' for the second quarter of 2003 was $268.6 million, or $1.94 per ordinary share, compared with $26.4 million, or $0.19 per ordinary share, for the quarter ended June 30, 2002. `Net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' is a non-GAAP measure. See below for a reconciliation of this measure to net income available to ordinary shareholders.

Commenting on the second quarter 2003 results, Brian M. O'Hara, President and Chief Executive Officer of XL, stated: "We had a strong quarter with net income, total assets and shareholders' equity reaching record levels. Cash flow from operations was a robust $952 million for the second quarter. Adding the $669 million in XL Life and Annuity transactions this quarter increased cash flow to $1.6 billion. Net premiums earned from general operations increased by more than 40% compared with the



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

second quarter a year ago and we achieved satisfactory combined ratios of 92.2% in the second quarter and 89.2% for the six months ended June 30, 2003."

"We are strategically positioned in all of the business lines and regions where we want to be and continue to capitalize on the current strong market conditions in our areas of focus," stated Mr. O'Hara. "We are particularly well-placed in those lines of business which are still seeing the largest rate increases, notably professional lines and casualty worldwide which currently comprise nearly half of our general operations' portfolio. The Company's life and annuity businesses and our financial operations also performed well and both areas are gaining momentum."

Mr. O'Hara also commented: "We were also pleased with our total investment earnings, comprising both investment income and our equity in the earnings of our investment affiliates, of $224.9 million in the quarter ended June 30, 2003, as compared with $182.7 million in the prior year's quarter."

For the six months ended June 30, 2003, net income available to ordinary shareholders was $587.5 million, or $4.25 per ordinary share, compared with a net loss of $2.3 million, or $0.02 per ordinary share, in the six months ended June 30, 2002. `Net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' for the six months ended June
30, 2003 was $518.7 million, or $3.76 per ordinary share, compared with $234.0 million, or $1.70 per ordinary share, for the six months ended June 30, 2002. See below for the reconciliation of `net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' to net income available to ordinary shareholders.

Total assets as of June 30, 2003 were $39.2 billion compared with $35.6 billion as of December 31, 2002. Book value per ordinary share as at June 30, 2003 increased to $51.40 compared with $44.48 as at December 31, 2002.




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



Summary unaudited consolidated financial data for the quarter and six months ended June 30, 2003 and 2002, respectively, are set forth below (in millions, except per share amounts):


                                                                  Three months ended                  Six months ended
                                                                       June 30                            June 30
                                                                     (Unaudited)                        (Unaudited)
                                                                 2003            2002              2003              2002
                                                                 ----            ----              ----              ----

Gross premiums written                                         $ 2,037.2        $ 1,538.3         $ 5,184.3         $ 4,342.9
Net premiums written                                             1,571.9          1,138.7           4,061.0           3,297.5
Net premiums earned                                              1,575.8          1,057.5           3,127.4           2,122.3


Net income (loss)                                                $ 357.7         $ (91.7)           $ 607.7           $ (2.3)
Preference dividend                                               (10.0)           (   -)            (20.2)             (  -)
                                                                --------        ---------          --------          --------
Net income available to ordinary shareholders                    $ 347.7         $ (91.7)           $ 587.5           $ (2.3)
                                                                ========        =========          ========          ========
Per ordinary share results:
Net income (loss) available to ordinary shareholders (a)          $ 2.51         $ (0.68)            $ 4.25          $ (0.02)
                                                                ========        =========          ========          ========
Weighted average ordinary shares outstanding:
Basic                                                            136,791          135,662           136,527           135,431
Diluted                                                          138,634          138,231           138,084           137,743


Note:
(a) Average stock options outstanding have been excluded where anti-dilutive to earnings per ordinary share. Consequently, where there is a net loss, basic weighted average ordinary shares outstanding is used to calculate net loss per ordinary share.

Effective this quarter the presentation of the Company's results have been reported in general operations, life and annuity operations and financial operations in order to provide additional information relating to XL's financial products and services segment. Prior periods have been reclassified to reflect this expanded presentation.

Gross premiums written for general operations in the second quarter of 2003 were $1.9 billion compared with $1.4 billion in the second quarter of 2002. Net premiums written increased to $1.4 billion from $1.0 billion and net premiums earned rose to $1.5 billion from $1.0 billion in the respective quarters of 2003 and 2002. For the six months ended June 30, 2003, gross premiums written for general operations were $4.8 billion compared with $4.2 billion in the year ago period. Net premiums written for the first six months of 2002 were $3.8 billion compared with $3.2 billion a year- ago. Net premiums earned were $2.9 billion for the first six months of 2003 as compared with $2.0 billion for the first six months of 2002.



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

Gross premiums written for life and annuity operations in the second quarter of 2003 were $75.9 million compared with $20.0 million in the second quarter of 2002. Net premiums written for life and annuity operations in the second quarter of 2003 were $63.7 million compared with $11.5 million in the second quarter of 2002 and net premiums earned were $70.5 million in the second quarter of 2003 compared with $10.5 million in the second quarter of 2002. For the six months ended June 30, 2003, gross premiums written for life operations were $187.2 million compared with $58.5 million in the year ago period. Net premiums written were $161.0 million in the first six months of 2003 compared with $48.5 million in the first six months of 2002. Net premiums earned were $163.3 million and $49.7 million in the respective six month periods of 2003 and 2002.

Gross premiums written for financial operations in the second quarter of 2003 were $106.3 million compared with $75.8 million in the second quarter of 2002. Net premiums written for financial operations in the second quarter of 2003 were $104.5 million compared with $73.4 million in the second quarter of 2002 and net premiums earned were $35.8 million in the second quarter of 2003 compared with $10.8 million in the second quarter of 2002. For the first six months of 2003 gross premiums written for financial operations were $151.0 million compared with $102.1 million in the year ago period. Net premiums written for financial operations were $148.5 million in the first six months of 2003 compared with $97.1 million in 2002 and net premiums earned were $62.8 million and $25.4 million in the respective six month periods of 2003 and 2002.

Net investment income from general operations was $145.1 million in the second quarter of 2003, compared with $151.6 million in 2002's second quarter. Net investment income from life and annuity and financial operations was $45.5 million in the second quarter of 2003 compared with $23.2 million for the quarter ended June 30, 2002. For the first six months of 2003 net investment income from general operations was $294.1 million in compared with $300.9 million in the year ago period. Net investment income from life and annuity and financial operations was $88.4 million in the first six months of 2003 compared with $45.0 million for the first six months of 2002.

The Company's equity in the net income of its investment affiliates for the second quarter of 2003 was $34.3 million versus $7.9 million in the second quarter of 2002. The Company's equity in net income of its insurance and financial affiliates was $16.5 million in the second quarter of 2003 versus net income of $0.4 million in the second quarter of 2002. The Company's equity in the net income of its investment affiliates for the first six months of 2003 was $61.1 million versus $40.1 million in the first six months of 2002. The Company's equity in net loss of its insurance and financial affiliates was



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

$24.6 million in the first six months of 2003 versus net income of $0.4 million in the first six months of 2002.

The combined ratio for the Company's general insurance and reinsurance operations was 92.2% in the second quarter of 2003, versus 109.2% in the second quarter of 2002. The loss ratios were 63.2% and 79.3% in the quarters ended June 30, 2003 and 2002, with corresponding expense ratios of 29.0% and 29.9% for the same quarters, respectively. The combined ratio for the Company's general insurance and reinsurance operations was 89.2% in the first six months of 2003, versus 100.8% in the first six months of 2002. The loss ratios were 62.1% and 71.4% in the six months ended June 30, 2003 and 2002, with corresponding expense ratios of 27.1% and 29.4% for the same periods, respectively. In the second quarter and six months ended June 30, 2002, the Company's results were impacted by increased reserves for the September 11 event.

A live on-line web cast of XL's call with analysts and investors to review the second quarter 2003 results will be held at 10 a.m. Eastern Time on August 1, 2003 at www.xlcapital.com. An unaudited financial information supplement relating to the Company's 2003 and 2002 quarterly and full year results is available on its website: www.xlcapital.com (under "Investor Relations - Financial Information").

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

                                      # # #

This press release contains forward-looking statements that involve inherent risks and uncertainties. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) rate increases and improvements in terms and conditions may not be as large or sustainable as XL is currently projecting; (b) greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than XL's underwriting, reserving or investment practices anticipate based on historical experience or industry data;
(c) developments in the world's financial and capital markets which adversely affect the performance of XL's investments and XL's access to such markets; (d) changes in general economic conditions, including foreign currency exchange rates, inflation and other factors; and (e) the other factors set forth in XL's most recent report on Form 10-K, Form 10-Q/A and XL's other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.



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







                                 XL CAPITAL LTD
                       SUMMARY CONSOLIDATED FINANCIAL DATA
       (In thousands of U.S. dollars, except share and per share amounts)

                                                                Three Months Ended                      Six Months Ended
                                                                      June 30                               June 30
                                                                    (Unaudited)                           (Unaudited)
                                                            2003                 2002 (a)            2003              2002 (a)
                                                            ----                 --------            ----              --------
Income Statement Data:
Revenues:
     Gross premiums written - general, life and               $2,037,193          $1,538,257         $5,184,332        $4,342,933
      annuity and financial  operations
     Net premiums written - general, life and                  1,571,882           1,138,660          4,060,966         3,297,513
      annuity and financial operations

     Net premiums earned - general operations                $1,469,520          $1,036,231         $2,901,407        $2,047,199
     Net premiums earned - life and annuity operations           70,482              10,497            163,253            49,690
     Net premiums earned - financial operations                  35,807              10,813             62,780            25,367
     Net investment income - general operations                 145,088             151,553            294,089           300,907
     Net investment income - life and annuity operations         40,234              16,825             77,693            32,343
     Net investment income - financial operations                 5,229               6,365             10,673            12,620
     Net realized gains (losses) on investments                  93,687           (110,002)             89,024         (216,022)
     Net realized and unrealized (losses) gains on
      derivative instruments                                   (12,257)             (5,134)              2,236          (14,610)
     Equity in net income of investment affiliates               34,306               7,931             61,104            40,116
     Fee and other income                                         9,792              20,459             22,069            28,408
                                                           -------------    ----------------    ---------------     -------------
                                                             $1,891,888          $1,145,538         $3,684,328        $2,306,018
                                                           -------------    ----------------    ---------------     -------------
Expenses:
    Net losses and loss expenses incurred -
     general operations                                       $ 928,755            $822,151         $1,800,546        $1,461,369
    Claims and policy benefit reserves -
     life and annuity operations                                 83,225              18,816            202,783            66,579

    Net losses and loss expenses incurred -
     financial operations                                         8,820                (54)             22,283             3,026
    Acquisition costs and operating expenses                    492,458             355,166            923,289           686,043
    Exchange gains                                             (23,352)            (23,206)           (26,054)          (31,570)
    Interest expense                                             46,282              40,139             92,422            81,761
    Amortization of intangible assets                               375                  11                750               625
                                                           -------------    ----------------    ---------------     -------------
                                                             $1,536,563          $1,213,023         $3,016,019        $2,267,833
                                                           -------------    ----------------    ---------------     -------------

Income (loss) before minority interest, income
tax expense and equity in net loss of insurance
and financial affiliates                                      $ 355,325          $ (67,485)          $ 668,309          $ 38,185

Minority interest                                                 3,166               1,779              5,028             4,034
Income tax charge                                                11,009              22,900             31,039            36,854
Equity in net (income) loss of insurance and
 financial affiliates                                          (16,522)               (416)             24,565             (448)
                                                           -------------    ----------------    ---------------     -------------
Net income (loss)                                             $ 357,672          $ (91,748)          $ 607,677         $ (2,255)
Preference dividend                                            (10,013)                  --           (20,161)                --
                                                           -------------    ----------------    ---------------     -------------
Net income (loss) available to ordinary
shareholders                                                   $347,659          $ (91,748)          $ 587,516         $ (2,255)
                                                           -------------    ----------------    ---------------     -------------

Weighted average number of ordinary shares and
     ordinary share equivalents : Basic                         136,791             135,662            136,527           135,431
                                : Diluted                       138,634             138,231            138,084           137,743

Per  Share Data: (b)
     Net income (loss) available to ordinary
      shareholders                                               $ 2.51           $  (0.68)            $  4.25         $  (0.02)
                                                               ========           =========            =======         =========


Note:
     a) Certain reclassifications, which have no effect on net income, have been made to prior period results to conform to current presentation.
     b) Average stock options outstanding have been excluded where anti-dilutive to earnings per share. Consequently, where there is a net loss, basic weighted average ordinary shares outstanding is used to calculate net loss per share.


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



                                                XL CAPITAL LTD
                                      SUMMARY CONSOLIDATED FINANCIAL DATA

                           (In thousands of U.S. dollars, except per share amounts)

                                                  (Unaudited)


                                                               As at June 30,          As at December 31,
                                                                   2003                       2002
                                                          -----------------------    -----------------------

    Balance Sheet Data:

    Total investments available for sale                             $17,946,914                $16,022,522

    Segregated assets                                                    341,645                     37,211

    Net payable for investments purchased                                710,120                  1,546,276

    Cash and cash equivalents                                          3,007,127                  3,557,815

    Investments in affiliates                                          1,809,643                  1,750,005

    Intangible assets                                                  1,655,352                  1,653,700

    Total assets                                                      39,167,529                 35,647,369

    Unpaid losses and loss expenses                                   14,748,208                 13,202,736

    Deposit liabilities and policy benefit reserves                    5,438,842                  4,852,785

    Segregated liabilities                                               341,645                     37,211

    Notes payable and debt                                             1,890,398                  1,877,957

    Total Shareholders' equity                                         7,565,320                  6,569,589

    Book value per ordinary share                                         $51.40                     $44.48



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




                                 XL CAPITAL LTD

                                 RECONCILIATION

The following is a reconciliation of the Company's net income (loss) to `net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' for the three and six months ended June 30, 2003 and 2002 (in millions except per share amounts):


                                                          Three months ended                    Six Months ended
                                                                June 30                             June 30
                                                              (Unaudited)                         (Unaudited)
                                                        2003             2002               2003             2002
                                                        ----             ----               ----             ----

Net income (loss) available to
   ordinary shareholders                                 $347.7         $ (91.7)            $ 587.5            $ (2.3)

Net realized (gains) and losses on
   investments, net of tax                               (96.5)            110.0             (82.2)              217.8
Net realized and unrealized (gains) losses on
  investment derivatives, net of tax                      (3.9)            (2.0)              (8.5)                9.7
Net realized and unrealized losses (gains) on
  credit derivatives, net of tax                           21.3             10.1               21.9                8.8
                                                   ---------------------------------------------------------------------

Net income excluding net realized gains and
  losses on investments and net realized and
  unrealized gains and losses on credit and             $ 268.6            $26.4            $ 518.7             $234.0
  investment derivative instruments, net of tax
                                                   ---------------------------------------------------------------------

Per ordinary share results:

Net income (loss) available to ordinary
  shareholders                                          $ 2.51           $(0.68)            $ 4.25             $(0.02)
                                                        ======           =======            ======             =======
Net income excluding net realized gains and
  losses on investments and net realized and
  unrealized gains and losses on credit and             $ 1.94             $0.19            $ 3.76               $1.70
  investment derivative instruments, net of tax         ======           =======            ======             =======


Weighted average ordinary shares
  outstanding:
Basic                                                     136.8            135.7              136.5              135.4
Diluted                                                   138.6            138.2              138.1              137.4





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



Comment on Regulation G

This press release contains the presentation of `net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivatives, net of tax'. This presentation is a "non-GAAP financial measure" as defined in Regulation G. The reconciliation of such measure to net income (the most directly comparable GAAP financial measure) in accordance with Regulation G is included above.

XL presents its operations in the way it believes will be most meaningful and useful to investors, analysts, rating agencies and others who use XL's financial information in evaluating XL's performance. This presentation includes the use of `net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivatives, net of tax'. Investment derivatives include all derivatives entered into by XL other than weather and energy and credit derivatives (discussed further below).

Although the investment of premiums to generate income (or loss) and realized capital gains (or losses) is an integral part of XL's operations, the determination to realize capital gains (or losses) is independent of the underwriting process. In addition, under applicable GAAP accounting requirements, losses can be created as the result of other than temporary declines in value without actual realization. In this regard, certain users of XL's financial information, including certain rating agencies, evaluate earnings before tax and capital gains to understand the profitability of the recurring sources of income without the effects of these two variables. Furthermore, these users believe that, for many companies, capital gains are largely opportunistic and are a function of economic and interest rate conditions. In addition, with respect to credit derivatives, because XL generally holds its financial guarantee contracts written in credit derivative form to maturity, the net effects of the changes in fair value of these credit derivatives are excluded (similar with other companies in the financial guarantee business) as the changes in fair value each quarter are not indicative of underlying business performance of XL's financial guarantee operations. Unlike these credit derivatives, XL's weather and energy derivatives are actively traded (i.e, they are not held to maturity) and are, therefore, not excluded from net income as any gains or losses from this business are considered by management when evaluating and managing the underlying business.

In summary, XL evaluates the performance of and manages its business to produce an underwriting profit. In addition to presenting net income, XL believes that showing net income exclusive of the items mentioned above enables investors and other users of XL's financial information to analyze XL's performance in a manner similar to how management of XL analyzes performance. In this regard, XL believes that providing only a GAAP presentation of net income makes it much more difficult for users of XL's financial information to evaluate XL's underlying business. Also, as stated above, XL believes that the equity analysts and certain rating agencies who follow XL (and the insurance industry as a whole) exclude these items from their analyses for the same reasons and they request that XL provide this non-GAAP financial information on a regular basis.



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